UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On February 19, 2013, the Board of Directors (the “Board”) of Norwegian Cruise Line Holdings Ltd. (the “Registrant”) appointed John Chidsey and Kevin Crowe as members of the Board, such appointments to be effective as of April 1, 2013. In connection with its decision to appoint Mr. Chidsey to the Board, the Board determined that Mr. Chidsey will be an “independent” director, as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934 and under NASDAQ listing standards. Mr. Chidsey will also serve as a member of the audit committee of the Board, on which he will replace Adam Aron as a member.

In connection with the appointment of the new directors, the Board approved a grant to Mr. Chidsey of $200,000 of restricted shares of the Registrant (based on the price of the ordinary shares of the Registrant as of the close of business on April 1, 2013), which grant shall be made on April 1, 2013, and shall vest in eight substantially equal quarterly installments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 25th day of February, 2013.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Wendy A. Beck
Wendy A. Beck Executive Vice President and Chief Financial Officer